Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Alliant Energy Resources, Inc., or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or to such other entity or in such other name as is requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

     Transfers of this Global Security shall be limited to transfers in whole, but not in part, to nominees of Cede & Co. or to a successor thereof or such successor's nominee.

                         ALLIANT ENERGY RESOURCES, INC.
                           9.75% SENIOR NOTES DUE 2013

CUSIP No. 018803 AG 1
$300,000,000


Global Note


     Alliant Energy Resources, Inc., a corporation duly organized and existing under the laws of the State of Wisconsin (the "Company," which term includes any successor person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of THREE HUNDRED MILLION DOLLARS ($300,000,000) on January 15, 2013, at the office or agency of the Company referred to below, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay interest thereon in like coin or currency from December 26, 2002, or from the most recent interest payment date on which interest has been paid or duly provided for, semi-annually in arrears on January 15 and July 15 in each year, commencing July 15, 2003, at the initial rate of 9.75% per annum, until the principal hereof is paid or made available for payment, and (to the extent lawful) to pay interest at the same rate per annum on any overdue principal and premium and on any overdue installment of interest until paid.

     The interest rate borne by this Senior Note will be increased at any time to and including January 1, 2004 upon a rating change by Moody's Investors Services, Inc. ("Moody's") or Standard & Poor's Rating Service ("Standard & Poor's") on or prior to such date that causes the rating of this Senior Note by either agency to be below Baa3 in the case of Moody's and BBB- in the case of Standard & Poor's (or equivalent rating by such agency if such rating reference is no longer in effect) (a "Rating Downgrade"). Beginning with and including the date on which a Rating Downgrade is assigned (the "Step-Up Date"), the interest rate borne by this Senior Note will be the rate otherwise applicable plus one percent (1.00%) per annum. If on any date through January 1, 2004 (the "Step-Down Date"), subsequent to a Step-Up Date, a new rating change by Moody's or Standard & Poor's causes the ratings of this Senior Note to be above Ba1 in the case of Moody's and BB+ in the case of Standard & Poor's, the interest rate borne by this Senior Note will be the rate otherwise applicable less one percent (1.00%) per annum. Such decrease will be effective from and including the Step-Down Date. There is no limit on the number of times through January 1, 2004 that the interest rate borne by this Senior Note can be adjusted up or down based on a rating change by Moody's and Standard & Poor's during this period, provided, however, that the interest rate shall never increase more than one percent (1.00%) due to ratings downgrades, and following January 1, 2004, the interest rate borne on this Senior Note will no longer be subject to increase or decrease and such interest rate, as in effect on January 1, 2004, will remain in effect during the remaining life of this Senior Note.

     Interest so payable, and punctually paid or duly provided for, on any interest payment date, as provided in the Indenture, shall be paid to the person in whose name this Senior Note (or one or more predecessor Senior Notes) is registered at the close of business on the record date for such interest, which shall be January 1 or July 1 (whether or not a business day), as the case may be, next preceding such interest payment date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the person in whose name this Senior Note is registered on such record date and may either be paid to the person in whose name this Senior Note is registered at the close of business on a record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the person in whose name this Senior Note is registered not less than ten days prior to such record date, or be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

     This Senior Note is a "book-entry" security and is being registered in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"), a clearing agency. Subject to the terms of the Indenture, dated as of November 4, 1999 (as supplemented by the First Supplemental Indenture dated as of November 4, 1999, the Second Supplemental Indenture dated as of February 1, 2000, the Third Supplemental Indenture dated as of November 15, 2001, the Fourth Supplemental Indenture dated as of December 26, 2002 and as supplemented and amended from time to time, the "Indenture"), among the Company, Alliant Energy Corporation (the "Guarantor"), and U.S. Bank National Association, as successor to Firstar Bank, N.A., as trustee (the "Trustee"), and except as provided therein, this Senior Note will be held by a clearing agency or its nominee, and beneficial interests will be held by beneficial owners through the book-entry facilities of such clearing agency or its nominee in integrals of $1,000 in excess thereof.

     The Trustee will make payments of principal of and interest on (except as otherwise provided below) this Senior Note by wire transfer of immediately available funds. Notwithstanding the above, the final payment on this Senior Note will be made after due notice by the Trustee of the pendency of such payment and only upon presentation and surrender of this Senior Note at its principal corporate trust office or such other offices or agencies appointed by the Trustee for that purpose and such other locations provided in the Indenture.

     Payments of principal of (and premium, if any) and interest on this Senior Note will be made at the offices or agency of the Company or the Guarantor, as the case may be, maintained for that purpose in St. Paul, Minnesota and the Borough of Manhattan, The City of New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for payments of public and private debts; provided, however, that at the option of the Company or the Guarantor, as the case may be, payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the register of the Company.

     This Senior Note is one of a duly authorized issue of Securities of the Company, designated 9.75% Senior Notes (the "9.75% Senior Notes"), limited in aggregate principal amount at any time outstanding to THREE HUNDRED MILLION DOLLARS ($300,000,000) which may be issued under the Fourth Supplemental Indenture. Reference is hereby made to the Indenture, the Fourth Supplemental Indenture and all other indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the 9.75% Senior Notes, and the terms upon which the 9.75% Senior Notes are, and are to be, authenticated and delivered. All terms used in this Senior Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The 9.75% Senior Notes do not have the benefit of any sinking fund obligations and shall not be repayable at the option of the Holder prior to maturity.

     The 9.75% Senior Notes may be redeemed at the Company's option, in whole or in part, at any time on at least 30 days', but not more than 60 days', prior written notice mailed to the registered holders of the 9.75% Senior Notes, at a price equal to the greater of (a) 100% of the principal amount of the 9.75% Senior Notes being redeemed and (b) the sum of the present values of the principal amount of the 9.75% Senior Notes to be redeemed and the remaining scheduled payments of interest on the 9.75% Senior Notes from the redemption date to January 15, 2013, discounted from their respective scheduled payment dates to the redemption date semi-annually (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the equivalent yield to maturity of a comparable treasury security plus 50 basis points, plus accrued interest on the 9.75% Senior Notes to the redemption date.

     If an Event of Default with respect to the 9.75% Senior Notes shall occur and be continuing, the principal of all the 9.75% Senior Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company (and the Guarantor) under this Senior Note and (b) certain restrictive covenants and the related defaults and Events of Default with respect to the 9.75% Senior Notes applicable to the Company and the Guarantor, in each case, upon compliance by the Company and the Guarantor with certain conditions set forth in the Indenture, which provisions apply to this Senior Note.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the 9.75% Senior Notes under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the 9.75% Senior Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the 9.75% Senior Notes at the time outstanding, on behalf of the Holders of all 9.75% Senior Notes, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any 9.75% Senior Notes issued upon the registration of transfer thereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

     No reference herein to the Indenture and provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company and the Guarantor, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations on transfer of this Senior Note by DTC or its nominee, the transfer of this Senior Note is registrable by the Registrar, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company or the Guarantor, as the case may be, in St. Paul, Minnesota and the Borough of Manhattan, The City of New York, New York, duly endorsed by, or accompanied by the written instrument of transfer attached hereto duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new 9.75% Senior Notes, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

     The 9.75% Senior Notes are issuable only in fully registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the 9.75% Senior Notes are exchangeable for a like aggregate principal amount of 9.75% Senior Notes of different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange of 9.75% Senior Notes, but the Company and the Guarantor may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Senior Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and none of the Company, the Guarantor, the Trustee or any such agent shall be affected by notice to the contrary.

     Interest on this Senior Note shall be computed on the basis of a 360-day year of twelve 30-day months.

     The Company shall furnish to any Holder of record of 9.75% Senior Notes, upon written request and without charge, a copy of the Indenture.

     The Indenture and this Senior Note each shall be governed by and construed in accordance with the laws of the State of Wisconsin without regard to principles of conflicts of law.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.



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                                       5

     IN WITNESS WHEREOF, ALLIANT ENERGY RESOURCES, INC. has caused this 9.75% Senior Note to be signed in its corporate name by the facsimile signature of two of its officers thereunto duly authorized and has caused a facsimile of its corporate seal to be affixed hereto or imprinted or otherwise reproduced hereon.


ATTEST:                                     ALLIANT ENERGY RESOURCES, INC.



By:                                         By:
   --------------------------------            ---------------------------------
   Name:                                       Name:
   Title:                                      Title:

     FOR VALUE RECEIVED, the Guarantor, hereby unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed the due and punctual payment of the principal, of premium, if any, or interest on said Security, when and as the same shall be become due and payable, whether at maturity, upon redemption or otherwise, according to the terms thereof and of the Indenture referred to therein.

     The Guarantor agrees to determine, at least one business day prior to the date upon which a payment of principal, of premium, if any, or interest on said Security is due and payable, whether the Company has available the funds to make such payment as the same shall become due and payable. In case of the failure of the Company punctually to pay any such principal, premium, if any, or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise, and as if such payment were made by the Company.

     The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrevocable and absolute, irrespective of the validity, regularity or enforceability of said Security or said Indenture, the absence of any action to enforce the same, any waiver or consent by the Holder of said Security with respect to any provisions thereof, the recovery of any judgment against the Company or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to said Security or indebtedness evidenced thereby, and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in said Security and in this Guarantee.

     The Guarantor shall be subrogated to all rights of the Holder of said Security against the Company in respect to any amounts paid by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not, without the consent of the Holders of all of the Securities then outstanding, be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of and premium, if any, and interest on all Securities shall have been paid in full or payment thereof shall have been provided for in accordance with said Indenture.

     Notwithstanding anything to the contrary contained herein, if following any payment of principal or interest by the Company on the Securities to the Holders of the Securities it is determined by a final decision of a court of competent jurisdiction that such payment shall be avoided by a trustee in bankruptcy (including any debtor-in-possession) as a preference under 11 U.S.C. Section 547 and such payment is paid by such Holder to such trustee in bankruptcy, then and to the extent of such repayment the obligations of the Guarantor hereunder shall remain in full force and effect.

     This Guarantee shall not be valid or become obligatory for any purpose with respect to a Security until a certificate of authentication on such Security shall have been signed by the Trustee (or the authenticating agent).

     This Guarantee shall be governed by the laws of the State of Wisconsin.



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                                       8

     IN WITNESS WHEREOF, ALLIANT ENERGY CORPORATION has caused this Guarantee to be signed in its corporate name by the signature of two of its officers thereunto duly authorized and has caused its corporate seal to be affixed hereto or imprinted or otherwise reproduced hereon.


ATTEST:                                     ALLIANT ENERGY CORPORATION,
                                            as Guarantor



By:                                         By:
   --------------------------------            ---------------------------------
   Name:                                       Name:
   Title:                                      Title:

                      TRUSTEE CERTIFICATE OF AUTHENTICATION


     This is one of the 9.75% Senior Notes described in the within-named Indenture.


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:




                                       10